                                                                    EXHIBIT 10.5


                           ANNUAL INCENTIVE BONUS PLAN
                          DESIGNATED CORPORATE OFFICERS
               (As Amended and Restated Effective January 1, 2000)

     1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     1.1 Base Pay - as determined by Compensation Committee.

     1.2 Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     1.3 Common Stock - shall mean the common stock, par value $.01 per share, of the Company.

     1.4 Company - Metris Companies Inc., a Delaware corporation, and any of its affiliates that adopt this Plan.

     1.5 Company Match - shall mean an amount credited to a Participant's Deferred Stock Account pursuant to subsection 5.2 hereof based on the deferred portion of the Participant's bonus payment for a Performance Period.

     1.6 Company Performance Factor - percentage identified in Schedule Z. The Company Performance Factor shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. Such Performance Factors shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

     1.7 Compensation Committee - a committee comprised solely of two or more members of the Board of Directors of Metris Companies Inc., each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

     1.8 Deferred Stock Account - shall mean a book reserve maintained by the Company for the purpose of measuring the amount payable to a Participant with respect to the deferred portion of the Participant's bonus payment for a Performance Period.

     1.9 Designated Beneficiary - shall mean the person or persons entitled to receive the remaining Distributable Balance in a Participant's Deferred Stock Account at the Participant's death.

     1.10 Distributable Balance - shall mean the balance in a Participant's Deferred Stock Account that is distributable to the Participant upon termination of the Participant's employment or the earlier distribution date specified by the Participant.

     1.11 Exchange Act - shall mean the Securities Exchange Act of 1934, as amended.

     1.12 Fair Market Value - of a share of Common Stock shall mean its closing sale price on the principal national stock exchange on which Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Compensation Committee by whatever means or method as the Compensation Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     1.13 Legal Representative - shall mean a guardian, legal representative or other person acting in a similar capacity with respect to a Participant.

     1.14 Participant - the President and Chief Executive Officer, and any of the Executive Vice Presidents or Senior Vice Presidents of the Company who are designated by the Compensation Committee at any time ending on or before the 90th day of each Performance Period as Participants in this Plan.

     1.15 Performance Period - the twelve consecutive month period which coincides with the Company's fiscal year.

     1.16 Targeted Bonus Percentage - the percentage identified in Schedule Y.

     2. Administration.

     2.1 Compensation Committee. The Plan shall be administered by the Compensation Committee.

     2.2 Determinations Made Prior to Each Performance Period. At any time ending on or before the 90th day of each Performance Period, the Compensation Committee shall:

     (a) designate Participants for that Performance Period;

     (b) establish Targeted Bonus Percentages for the Performance Period by amending (in writing) Schedule Y;

     (c) establish Company Performance Factors for the Performance Period by amending (in writing) Schedule Z.

     2.3 Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Factor and all other factors upon which a bonus is based have been attained.

     2.4 Shareholder Approval. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with
Section 162(m) of the Code. No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

     3. Bonus Payment.

     3.1 Formula. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

     (a) the Participant's Base Pay for the Performance Period, multiplied by.

     (b) the Participant's Targeted Bonus Percentage for the Performance Period multiplied by (c)the Participant's Company Performance Factor for the Performance Period.

     3.2 Limitations.

          (a) No payment if Company Performance Factor not Achieved. In no event shall any Participant receive a bonus payment hereunder if the Company Performance Factor and all other factors on which the bonus payment is based is not achieved during the Performance Period.

          (b) No payment in excess of preestablished amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $4 million.

           (c) Compensation Committee may reduce bonus payment. The Compensation Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

     4. Benefit Payments.

     4.1 Time and Form of Payments. Subject to Section 5 below, 50% of the bonus payment under the Plan for a Performance Period shall be paid to the Participant in one or more cash payments as soon as determined by the Compensation Committee after it has certified that the Company Performance Factor and all other factors upon which the bonus payment for the Participant is based have been attained.

     4.2 Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     4.3 Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

     5. Deferred Stock Accounts and Company Match Awards.

    5.1 Deferred Stock Accounts. An amount equivalent to 50% of the gross bonus payment payable to a Participant under the Plan for a Performance Period will be credited to the Participant's Deferred Stock Account as of the date on which the first cash bonus payment for the Compensation Performance Period is paid to the Participant pursuant to subsection 4.1, provided, however, that a Participant may elect, in accordance with rules and regulations established by the Compensation Committee, to have all or a portion of such amount paid to the Participant in cash under subsection 4.1 above rather than credited to the Participant's Deferred Stock Account. Amounts credited to a Participant's Deferred Stock Account pursuant to the subsection 5.1 (as adjusted for deemed investment returns) shall be 100% vested at all times.

     5.2 Company Match Awards. As of each date on which an amount is credited to a Participant's Deferred Stock Account pursuant to subsection 5.1, there shall also be credited to the Deferred Stock Account a Company Match amount equal to 33 1/3% of the amount credited to the Deferred Stock Account as of such date pursuant to subsection 5.1. The Company Match amount so credited to a Participant's Deferred Stock Account pursuant to this subsection 5.2 (as adjusted for deemed investment returns hereunder) shall become vested on the third anniversary of the end of the Performance Period, provided that the Participant is an employee of the Company (or a subsidiary of the Company) on such date.

     5.3 Deemed Investment of Deferred Stock Accounts. Amounts credited to a Participant's Deferred Stock Account pursuant to subsections 5.1 and 5.2 above shall be deemed to be invested in whole and fractional shares of Common Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Stock Account.

     5.4 Distribution of Deferred Stock Accounts. On the earlier of (a) the date specified by the Participant (which shall be no earlier than the second anniversary of the end of the Performance Period in the case of the Performance Period ending December 31, 1999 or the third anniversary of the end of the Performance Period for all subsequent Performance Periods) in accordance with rules and regulations established by the Compensation Committee or (b) the date the Participant terminates his/her employment for whatever reason, the Company shall compute the "Distributable Balance" in the Deferred Stock Account on such date. This Distributable Balance shall include (i) if the Participant's employment has terminated, all amounts credited to the Deferred Stock Account pursuant to subsection 5.1 through the current month (as adjusted for deemed investment returns hereunder), or, if the Paricipant's employment has not terminated, all amounts credited to the Deferred Stock Account pursuant to subsection 5.1 that are distributable to the Participant on such date (as adjusted for deemed investment returns hereunder) and (ii) if the Participant's employment has terminated for retirement, disability or death, all Company Match amounts credited to the Deferred Stock Account (as adjusted for deemed investment returns hereunder), or, if the Participant's employment has not terminated or has terminated for any other reason, the vested Company Match amounts credited to the Deferred Stock Account (as adjusted for deemed investment returns hereunder). In the event that the Participant becomes disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long term disability payments provided by the Company's insurance carrier. Payment of the

Distributable Balance under these events will be in accordance with the Participant's payment method and distribution date elections. For purposes of this subsection 5.4, "disability" shall mean a total physical disability which, in the Company's judgment, prevents the Participant from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and "retirement" shall mean retirement as defined in the [name of Company's retirement plan]. All distributions hereunder will be made in whole shares of Common Stock and cash equal to the Fair Market Value of any fractional share. If a Participant dies before his/her entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the Participant's Designated Beneficiary. Subject to adjustment as provided in subsection 5.8, 150,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock shall be reduced by the aggregate number of shares of Common Stock allocated to Participants' Deferred Stock Accounts under the Plan. To the extent that shares of Common Stock allocated to Participants' Deferred Stock Accounts are forfeited, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

     5.5 Designation of Beneficiaries. A Participant may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The Participant may change or revoke any such designation by executing and filing with the Company during his/her lifetime a new beneficiary designation. If any Designated Beneficiary predeceases the Participant, or if any corporation, partnership, trust or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent, is adjudicated bankrupt prior to the date of the Participant's death, or if the Participant fails to designate a beneficiary, then the following persons in the order set forth below shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive:

          i) Participant's spouse, if living; otherwise

          ii) Participant's then living descendants, per stirpes; and otherwise;

          iii) Participant's estate

     5.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the distribution of Common Stock. In the alternative, the Company may withhold whole shares of Common Stock which would otherwise be delivered to a Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with a distribution (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the Participant may satisfy any such obligation. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

     5.7 Restrictions on Shares. If at any time the Company determines that the listing, registration or qualification of the shares of Common Stock allocated to the Deferred Stock Accounts of Participants upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered to any Participant hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     5.8 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities deemed to be held in each Deferred Stock Account shall be appropriately adjusted by the Compensation Committee. The decision of the Compensation Committee regarding any such adjustment shall be final, binding and conclusive.

     5.9   Change in Control.

     (a) (1) Notwithstanding any provision in the Plan, in the event of a Change in Control, the Compensation Committee may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, causing the amount in a Deferred Stock Account attributable to a Company Match to vest, or electing that each outstanding Deferred Stock Account shall be canceled by the Company, and that each Participant shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then deemed to be in the Participant's Deferred Stock Account, multiplied by the greater of (x) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

     (2) In the event of a Change in Control pursuant to subsection (b)(3) or
(4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Compensation Committee may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.

          (b) For purposes of the Plan, "Change in Control" shall mean:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or a subsidiary of the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or a subsidiary of the Company), (ii) any acquisition by the Company or a subsidiary of the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.6(b) (all such persons, collectively, the "Exempted Persons");

     (2) individuals who, as of [January 1, 2000], constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to [January 1, 2000], whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (3) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or subsidiary of the Company, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or subsidiary of the Company, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and
(iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

      (4) approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

     6. Amendment and Termination. The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

     7.  Miscellaneous.

     7.1 Effective Date. The effective date of this amendment and restatement of the Plan is January 1, 2000.

     7.2 Term of the Plan. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 2003. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority of the Compensation Committee to amend the Plan, shall extend beyond the termination of the Plan.

     7.3 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

     7.4 Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

     7.5 Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

     7.6 No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     7.7 Governing Law. The place of administration of the Plan shall be in the State of Minnesota. The corporate law of the State of Delaware shall govern issues relating to the validity and issuance of shares of Common Stock. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of Minnesota, without giving effect to principles relating to conflict of laws.

     7.8 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     7.9 Qualified Performance Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Section 162(m) of the Code.